Execution Version

Exhibit 4.1

THE DUN & BRADSTREET CORPORATION

SENIOR DEBT SECURITIES

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 15, 2015

Supplemental to Indenture

Dated as of March 14, 2006

Wells Fargo Bank, National Association,

as Trustee

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of June 15, 2015, between The Dun & Bradstreet Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking corporation, as trustee (the “Trustee”), under the indenture dated as of March 14, 2006, between the Company and The Bank of New York (the “Base Indenture”) as supplemented by that first supplemental indenture dated December 3, 2012, between the Company and The Bank of New York Mellon, as successor to the Bank of New York (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Indenture provides for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series;

WHEREAS, the Company has issued pursuant to, and there are outstanding under, the Base Indenture, as supplemented by the First Supplemental Indenture, Securities of various series;

WHEREAS, the Company desires to appoint the Trustee as trustee for additional series of Indenture Securities, and to enter into this Second Supplemental Indenture with the Trustee, which shall incorporate all of the terms of the Indenture, as amended and supplemented by this Second Supplemental Indenture;

WHEREAS, this Second Supplemental Indenture is being entered into pursuant to the provisions of Section 901 of the Indenture;

WHEREAS, the Company desires, pursuant to Section 901 of the Indenture, to supplement and amend certain provisions of the Indenture pursuant to this Second Supplemental Indenture, and that such amendments apply only to Securities that are part of a series created on or after the date of this Second Supplemental Indenture;

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized by the Company, and the Company, in the exercise of its legal right and power in it vested, is executing this Second Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

SECTION 101. Definitions.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture, and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Amendments to Article One of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 101 of the Indenture is hereby amended by inserting the following definition in appropriate alphabetical order:

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this instrument is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate, Municipal and Escrow Services – The Dun & Bradstreet Corporation Administrator, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Predecessor Securities” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purpose of this definition, any Security authenticated and delivered under Section 209 in exchange for or in lieu of a mutilated, lost, destroyed or wrongfully-taken Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or wrongfully-taken Security.

(b) With respect to Securities that are part of a series created on or after June 15, 2015, Section 101 of the Indenture is hereby amended and restated so that the following definitions in the Indenture shall be deleted in their entirety and replaced with the following in appropriate alphabetical order:

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 1204 and 1205, signed by the Company’s Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President, a Senior Vice President or a Vice President, and by its Treasurer or its Secretary, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 1204 and 1205. Any such opinion shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Company.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

(c) With respect to Securities that are part of a series created on or after June 15, 2015, Section 104 of the Indenture is hereby amended and restated in its entirety as follows:

SECTION 104. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(7) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8) words importing any gender include the other genders; and

(9) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

SECTION 202. Amendments to Article Two of the Indenture.

With respect to Securities that are part of a series created on or after June 15, 2015, Article Two of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 201. Forms Generally.

The Registered Securities, if any, of each series and related coupons shall be substantially in the form annexed hereto as Exhibit A or such form (including global form) as shall be established by delivery to the Trustee of an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities or coupons as evidenced by their execution of the Securities or coupons. The Officers’ Certificate so establishing the form of Security or coupons, if any, of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 204 for the authentication and delivery of such Securities or coupons. The Trustee shall also receive an Opinion of Counsel in connection with such authentication.

The permanent Securities and coupons, if any, shall be printed, lithographed, engraved or word processed or produced by any combination of these methods or may be produced in any other manner, provided, that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

SECTION 202. Securities in Global Form.

If Securities of a series are issuable in temporary or permanent global form, as specified as contemplated by Section 203(a), then, notwithstanding clause (10) of Section 203(a) and the provisions of Section 203(b), any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 204 or Section 211. Subject to the provisions of Section 204 and, if applicable, Section 211, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the person or persons specified therein or in the applicable Company Order.

Securities in global form may be issued in either temporary or permanent form.

The provisions of the last sentence of Section 204 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions with regard to the reduction in the Principal Amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 204.

Notwithstanding the provisions of Sections 201 and 213, unless otherwise specified as contemplated by Section 203(a), payment of Principal of and any interest on any Security in global form shall be made to the person or persons specified therein.

SECTION 203. Title, Terms and Denominations.

(a) The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited.

The Securities may be issued in one or more series. There shall be established and, subject to Section 204, set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or established in one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 208, 209, 211, 306, 905 or 1003 and except for any Securities which, pursuant to Section 204, are deemed never to have been authenticated and delivered hereunder);

(3) whether any Securities of the series may be represented initially by a Security in temporary or permanent global form and, if so, the initial Depositary with respect to any such temporary or permanent global Security, and if other than as provided in Section 208 or Section 211, as applicable and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination;

(4) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which (including any certification requirement and other terms and conditions under which), any interest payable on a temporary or permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 202 and Section 204, as applicable;

(5) the date or dates on which the Principal of the Securities of the series is payable or the method of determination thereof;

(6) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date;

(7) the place or places where, subject to the provisions of Section 405, the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

(10) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(11) the currency or currencies, including composite currencies, in which payment of the Principal of and any interest on the Securities of the series shall be payable if other than the currency of the United States, and if so, whether the Securities of the series may be satisfied and discharged other than as provided in Article VIII;

(12) if the amount of payments of principal of and any interest on the Securities of the series is to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

(13) if other than the Principal Amount thereof, the portion of the Principal Amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

(14) if the Company will pay additional amounts on any of the Securities and coupons, if any, of the series to any Holder who is a United States Alien (including any modification in the definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted, under what circumstances and with what procedures and documentation the Company will pay such additional amounts, whether such additional amounts will be treated as interest or Principal pursuant to this Indenture, and whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

(15) if other than as defined in Section 101, the meaning of “Business Day” when used with respect to any Securities of the series;

(16) if and the terms and conditions upon which the Securities of the series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise;

(17) any terms applicable to Original Issue Discount, if any (as that term is defined in the Internal Revenue Code of 1986 and the Regulations thereunder), including the rate or rates at which such Original Issue Discount, if any, shall accrue;

(18) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of Principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions; and

(19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(7)).

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers’ Certificate pursuant to this Section 203(a) or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officers’ Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, designated in an Officers’ Certificate, in accordance with the Company Order as contemplated by the first proviso of the third paragraph of Section 204.

(b) Unless otherwise provided as contemplated by Section 203(a) with respect to any series of Securities, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 204. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Senior Vice Presidents, one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Board Resolution or Officers’ Certificate or supplemental indenture as set forth in Section 203 with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate Principal Amount not exceeding the aggregate Principal Amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures and (d) if provided for in such procedures, such Company

Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company, or the Company’s duly authorized agent or agents designated in an Officers’ Certificate, which oral instructions shall be promptly confirmed in writing. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

If the forms or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Officers’ Certificates as permitted by Sections 201 and 203(a) or in a supplemental indenture, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form and terms of such Securities and any coupons have been duly authorized by the Company and established in conformity with the provisions of this Indenture;

(b) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and

(c) that all laws, conditions and requirements in respect of the execution and delivery by the Company of such Securities have been complied with, provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series (provided, that such Opinion of Counsel covers all Securities of such series) and that the Opinion of Counsel above shall state:

(x) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with an Officers’ Certificate pursuant to Section 203(a), as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(y) that such Securities, together with the coupons, if any, appertaining thereto, when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities,

the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 203(a) and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume, unless it has actual knowledge to the contrary, that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Each Registered Security shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 212 together with a written statement (which need not comply with Section 1204 or 1205 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 205. Registrar and Paying Agent.

The Company shall maintain, with respect to each series of Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with respect to each series of Securities with any Registrar, Paying Agent or co-registrar (if not the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent for a particular series of Securities, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially appoints the Trustee as the Registrar and Paying Agent in connection with such Securities and the Trustee, acting through the Corporate Trust Office.

SECTION 206. Paying Agent to Hold Money and Securities in Trust.

Except as otherwise provided herein, prior to or by 11:00 a.m. New York Time on each due date of payments in respect of any series of Securities, the Company shall deposit with the Paying Agent with respect to such Securities a sum of money sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, a Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust with respect to such Securities. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent for a series of Securities, it shall segregate the money held by it as Paying Agent with respect to such Securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent for a series of Securities to pay all money held by it with respect to such Securities to the Trustee and to account for any money disbursed by it. Upon doing so, such Paying Agent shall have no further liability for the money.

SECTION 207. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities. If the Trustee is not the Registrar for any series of Securities, the Company shall cause to be furnished to the Trustee at least semiannually not later than each Interest Payment Date for such series a listing of Holders of such series of Securities dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such series of Securities.

SECTION 208. Transfer and Exchange.

(a) Generally, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 405 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate Principal Amount and tenor. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 211, 306, 905 or 1003, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the sixth and seventh paragraphs) of this Section, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations, of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon receipt of an Officer’s Certificate and Opinion of Counsel, the Trustee or a duly appointed authenticating agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form in accordance with the instructions, if any, of the Depositary.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate Principal Amount equal to the Principal Amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form in accordance with the instructions, if any, of the Depositary.

Notwithstanding the foregoing, except as otherwise specified in the preceding two paragraphs or as contemplated by Section 203(a), any global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities of such series and of like Principal Amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 203(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate Principal Amount equal to the Principal Amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such global Security, an equal aggregate Principal Amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged which, as specified as contemplated by Section 203(a), shall be in the form of Registered Securities; provided, however, that notwithstanding the last paragraph of this Section 208, no such exchanges may occur during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities of that series to be redeemed and ending on the relevant Redemption Date. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. Registered Securities issued in exchange for a Security in global form pursuant to this Section 208 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities of that series to be redeemed and ending (except as otherwise provided in the first proviso in the eighth paragraph of this Section 208) at the close of business on the day of the mailing of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 209. Replacement Securities and Coupons.

If (a) any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee or paying agent outside the United States, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Company, any such paying agent or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or coupon or in lieu of any such destroyed, lost or stolen Security or coupon, or in exchange for the Security to which a mutilated, destroyed, lost or stolen coupon appertains (with all appurtenant coupons not mutilated, destroyed, lost or stolen), a new Security of the same series and of like tenor and Principal Amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or coupon, or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that issue and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 210. Outstanding Securities; Determinations of Holders’ Action.

Securities of any series “Outstanding” at any time are, as of the date of determination, all the Securities of such series theretofore authenticated by the Trustee for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 210 as not outstanding. A Security does not cease to be “Outstanding” because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9). In addition, in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the Principal Amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the Principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 602 and (ii) the Principal Amount of a Security denominated in a foreign currency or currencies shall be the Dollar equivalent, as determined on the date of original issuance of such Security, of the Principal Amount (or, in the case of a Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security.

If a Security has been paid pursuant to Section 209 or in exchange for or in lieu of which another Security has been authenticated and delivered pursuant to this Indenture, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Trustee (other than the Company) holds, in accordance with this Indenture, on a Redemption Date or on Stated Maturity, money sufficient to pay Securities and any coupons thereto appertaining payable on that date, then on and after that date such Securities shall cease to be Outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

SECTION 211. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the permanent Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

If temporary Securities for some or all of the Securities of any series are issued, the Company will cause permanent Securities representing such Securities to be prepared without unreasonable delay. Subject to Section 202, after the preparation of such permanent Securities, the temporary Securities shall be exchangeable for such permanent

Securities of like tenor upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 405 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of permanent Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities.

SECTION 212. Cancellation.

All Securities or coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and all Registered Securities and matured coupons so delivered shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in the form of Securities for any particular series or as permitted by this Indenture. All cancelled Securities and coupons shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 213. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 203(a) with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities of such series (or their respective Predecessor

Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not less than 15 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at his address as it appears in the register of the Securities, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 208, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 214. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of Principal of and interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any beneficial owner in a global Security, a participant or other person with respect to the accuracy of the records of the Depositary or its nominee or of any a participant, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, beneficial owner or other person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the global Security). The rights of beneficial owners in the global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Security) as the sole holder of such global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global Security, for any transactions between the Depositary and any participant or between or among the Depositary, any such participant and/or any holder or owner of a beneficial interest in such global Security, or for any transfers of beneficial interests in any such global Security or payments made on account of beneficial ownership interests of a global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such global Security or shall impair, as between such Depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such global Security.

SECTION 215. Computation of Interest.

Except as otherwise specified as contemplated by Section 203(a), interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 216. Legends.

Unless determined differently as provided in Section 201, global Securities shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

SECTION 217. CUSIP, ISIN or Other Similar Numbers.

The Company in issuing the Securities may use (if then generally in use) “CUSIP”, “ISIN” or other similar numbers, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other similar numbers.

SECTION 203. Amendments to Article Three of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 302 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 302. Selection of Securities to be Redeemed.

Unless otherwise specified as contemplated by Section 203(a) with respect to any series of Securities, if less than all the Securities of any series with the same issue date, interest rate and Stated Maturity are to be redeemed, the Trustee shall select the particular Securities to be redeemed pro rata, by lot or by such method as the Trustee shall deem fair and appropriate, subject to, in the case of the Securities held in global form, the relevant policies and procedures of the Depositary, which method may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the Principal Amount of

Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee shall make the selection not more than 60 days before the Redemption Date from Outstanding Securities of such series not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities to be redeemed and, in the case of any portions of Securities to be redeemed, the principal amount thereof to be redeemed.

SECTION 204. Amendments to Article Four of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 402 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 402. SEC Reports.

The Company shall file with the Trustee promptly after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the content, filing or timeliness of reports required hereunder aside from any report required under Section 706 hereunder.

(b) With respect to Securities that are part of a series created on or after June 15, 2015, Section 403 of the Indenture is hereby amended by replacing the term “officer’s certificate’ with the term “Officer’s Certificate”.

(c) With respect to Securities that are part of a series created on or after June 15, 2015, Section 405 of the Indenture is hereby amended by deleting in the first paragraph thereof after the words “Corporate Trust Office” the words “of the Trustee in New York, New York.”

SECTION 205 . Amendments to Article Five of the Indenture.

With respect to Securities that are part of a series created on or after June 15, 2015, Section 501(b) of the Indenture is hereby amended by inserting “(2)” between “(a)” and “(ii)” in the cross-reference appearing therein.

SECTION 206 . Amendments to Article Six of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 606 of the Indenture is hereby amended by deleting in clause (3) thereof the word “reasonably.”

(b) With respect to Securities that are part of a series created on or after June 15, 2015, Section 610 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 610. Priorities.

If the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, the Trustee shall pay out the money or distribute the property in the following order and, in case of the distribution of such money or property on account of Principal or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid or distributed and upon surrender thereof if fully paid:

FIRST: to the Trustee (acting in any capacity hereunder including any predecessor trustee) for amounts due under Section 707;

SECOND: to Securityholders for amounts due and unpaid for the Principal and interest on the Securities and interest evidenced by coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for Principal and interest, respectively; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 610. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 207 . Amendments to Article Seven of the Indenture.

With respect to Securities that are part of a series created on or after June 15, 2015, Article Seven of the Indenture is hereby amended and restated in its entirety to the following:

ARTICLE SEVEN

TRUSTEE

SECTION 701. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default with respect to Securities of any series:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph (c) does not limit the effect of paragraphs (b) and (e) of this Section 701;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 605 or exercising any trust or power conferred upon the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 701 and to Section 702 in its entirety.

(e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company.

SECTION 702. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or on any document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Whenever the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(d) Subject to the provisions of Section 701(c), the Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order; and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.

(f) The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall, subject to the provisions of Section 701, be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

SECTION 703. Individual Rights of Trustee, etc.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co registrar or any other agent of the Company may do the same with like rights. However, the Trustee must comply with Sections 710 and 711.

SECTION 704. Trustee’s Disclaimer.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Securities or coupons. The Trustee shall not be accountable for the Company’s use or application of the proceeds from the Securities and, shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities or any coupons (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any person, other than the Trustee, made in this Indenture

SECTION 705. Notice of Defaults.

If a Default with respect to the Securities of any series occurs and is continuing and if it is known to a Trust Officer, the Trustee shall give to each Holder of Securities of such series notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 601(1) or (2) with respect to any Security of such series or a Default in the payment of any sinking fund installment with respect to any Security of such series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.

SECTION 706. Reports by Trustee to Holders.

Within 60 days after each September 15 beginning with the September 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such September 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Holders of Securities shall be filed with the SEC and each stock exchange on which the Securities of that series may be listed. The Company agrees to notify promptly the Trustee whenever the Securities of a particular series become listed on any stock exchange and of any delisting thereof.

SECTION 707. Compensation and Indemnity.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee and any predecessor trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 707, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Securities or for the payment of particular coupons.

The Company’s payment obligations pursuant to this Section 707 shall survive the discharge of this Indenture or the removal or resignation of the Trustee.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 601(4) or (5), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 708. Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 708. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of any series at the time outstanding may remove the Trustee with respect to the Securities of such series by so notifying the Trustee. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 710;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series).

In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Securities of the particular series with respect to which such successor Trustee has been appointed. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 707.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring

Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 707. The retiring (or any removed) Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of such series at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee fails to comply with Section 710, any Holder of a Security of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

SECTION 709. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee.

SECTION 710. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

SECTION 711. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 208 . Amendments to Article Eight of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 801 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 801. Discharge of Liability on Securities.

Except as otherwise contemplated by Section 203(a), when (a) the Company delivers to the Trustee all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Securities or Securities of such series, as the case may be, and coupons, if any, which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 209, (ii) coupons, if any, appertaining to Securities or Securities of such series, as the case may be, called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 304, and (iii) Securities or Securities of such series, as the case may be, and coupons, if any, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 204) for cancellation or (b) all Outstanding Securities of any series have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee cash sufficient to pay at Stated Maturity or upon redemption, all Outstanding Securities of such series (other than Securities replaced pursuant to Section 209), including Principal (and redemption premium, if any) and interest due or to become due to the Stated Maturity or such date fixed for redemption, as the case may be, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 707, cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of the applicable series, as the case may be. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

(b) With respect to Securities that are part of a series created on or after June 15, 2015, Section 803 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 803. Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise specified as contemplated by Section 203(a) with respect to Securities of a particular series, the Company, may at its option, by Board Resolution, at any time, with respect to any series of Securities, elect to have either Section 804 or Section 805 be applied to all of the outstanding Securities of any series (the “Defeased Securities”), upon compliance with the conditions set forth in this Article VIII and upon receipt of an Officer’s Certificate and Opinion of Counsel.

SECTION 209 . Amendments to Article Nine of the Indenture.

With respect to Securities that are part of a series created on or after June 15, 2015, Section 906 of the Indenture is hereby amended by replacing the word “amendment” each time it appears with the words “supplemental indenture” and by adding “and that it is the legal, valid and binding obligation of the Company and any guarantors enforceable against each in accordance with its terms” to the end of Section 906.

SECTION 210 . Amendments to Article Twelve of the Indenture.

(a) With respect to Securities that are part of a series created on or after June 15, 2015, Section 1202 of the Indenture is hereby amended by replacing the address of the Trustee with the following:

Wells Fargo Bank, National Association

150 East 42nd Street. 40th Floor

New York, New York 10017

Attention: Corporate, Municipal and Escrow Services – The Dun & Bradstreet Administrator

Fax: 917-260-1593

(b) With respect to Securities that are part of a series created on or after June 15, 2015, Section 1214 of the Indenture is hereby amended by adding at the end thereof the following two sentences:

The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

(c) With respect to Securities that are part of a series created on or after June 15, 2015, Section 1215 of the Indenture is hereby amended and restated in its entirety to the following:

SECTION 1215. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

(d) With respect to Securities that are part of a series created on or after June 15, 2015, The following Section 1216 is hereby added to Indenture:

SECTION 1216. USA PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ARTICLE THREE

MISCELLANEOUS

SECTION 301. Miscellaneous Provisions.

(a) This Second Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and all terms of the Indenture as so supplemented and amended, shall be deemed to be incorporated herein.

(b) This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

(c) The Trustee assumes no responsibility for the correctness of the recitals herein contained, and such recitals shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Second Supplemental Indenture or the due authorization and execution hereof by the Company.

(d) This Second Supplemental Indenture and the Securities shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed all as of this day and year first written above.

THE DUN & BRADSTREET CORPORATION

By:	/s/ Christie A. Hill
Name: Christie A. Hill
Title: Chief Legal Officer

By:	/s/ Kathleen M. Guinnessey
Name: Kathleen M. Guinnessey
Title: Treasurer and Investor Relations Officer

Company Signature Page to Second Supplemental Indenture

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

Trustee Signature Page to Second Supplemental Indenture

Exhibit A

FORM OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE DUN & BRADSTREET CORPORATION

[Title of Security]

CUSIP No.: [●]	Note No.: N-[ ]

ISIN No.: [●]

THE DUN & BRADSTREET CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases on [●], and to pay interest thereon from [●] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [●] and [●] in each year, commencing [●], at the rate of [●]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [●] or [●] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE DUN & BRADSTREET CORPORATION

By:

Name:
Title:

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [●]

WELLS FARGO BANK, National Association, as Trustee

By:
Authorized Signatory

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[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the indenture dated as of March 14, 2006, between the Company and The Bank of New York (the “Base Indenture”) as supplemented by that first supplemental indenture dated December 3, 2012 (the “First Supplemental Indenture”), as further supplemented by the second supplemental indenture dated as of June 15, 2015 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●], subject to certain exceptions referred to in the Indenture. In addition, the Company may from time to time without the consent of the Holders of Securities create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of this series (including the Securities) or upon such terms as the Company may determine at the time of their issue. References herein to the Securities include (unless the context requires otherwise) any other securities issued as described in this paragraph and forming a single series with the Securities.

[Description of redemption provisions, if any]

This Security shall have the benefit of the covenants and agreements set forth in the Indenture. The Indenture contains provisions for defeasance of the entire indebtedness of this Security or certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of the Security.

This Security shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

5

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is

$[●]. The following increases or decreases in

this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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